Exhibit 99.2

Explanation of Non-GAAP Financial Measures

     Security Capital Assurance Ltd (“SCA” or the “Company”) presents its operations in the way it believes will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information in evaluating our performance. These non-GAAP financial measures are provided because investors in SCA-insured bonds and other users of our financial information consider such measures important in analyzing the Company’s financial performance.

Adjusted Gross Premiums

     Adjusted gross premiums (“AGP”) is a non-GAAP measure of new business production that management uses to evaluate the Company’s business because it provides comparability between upfront premiums and installment premiums, unlike U.S. GAAP total premiums written. Because AGP includes premiums due on future installment business written in the period, management believes it provides an additional, useful measure of new business production than only U.S. GAAP total premiums written.

     Management uses this measure to review trends in new business written because it views this method as providing comparability between business written on an upfront premium basis and business written on an installment basis. This measure is viewed by management as an essential component of information necessary to assess forward-looking earnings potential, which is substantially dependent on the size of the Company’s in-force book of business.

     Management also compares the Company’s AGP production to industry figures on a quarterly basis and uses this measure to assess employee productivity, as well as our market share and competitive position. Also, AGP is considered among other factors when determining compensation to employees. In addition to presenting total premiums written, the Company believes that disclosure of AGP enables investors and other users of its financial information to analyze its performance in a manner similar to the way in which management analyzes performance. In this regard, the Company believes that providing only a GAAP presentation of total premiums written makes it more difficult for users of its financial information to evaluate its underlying business. Also, the Company believes that analysts, investors and rating agencies who follow the Company and its subsidiaries include these items in their analyses for the same reasons, and they request that the Company and its subsidiaries provide this non-GAAP financial information on a regular basis.

Core Net Premiums Earned

     Core net premiums earned, which is a non-GAAP financial measure, is defined as net premiums earned excluding the impact of refundings, calls and other accelerations. The Company believes core net premiums earned is a useful measure for management, equity analysts and investors because the presentation of core net premiums excludes the impact of refundings, calls and other accelerations that management cannot control or predict.

Operating Income (Loss)

     While operating income (loss) is not a substitute for net income (loss) computed in accordance with GAAP, it is a useful measure of performance used by management, equity analysts and investors. The Company believes operating income (loss) enhances the understanding of its results of operations by highlighting the underlying profitability of its business. Operating income (loss) measures net (loss) income available to common shareholders, as determined in accordance with GAAP, excluding net realized gains (losses) on investments and the after-tax impact of net unrealized gains (losses) on derivatives (other than credit impairment adjustments), and expenses related to XL Capital Ltd's secondary offering of SCA's shares. The definition of operating income (loss) used by the Company may differ from definitions of operating earnings and core earnings used by other financial guarantors.

     Net realized gains (losses) on investments and the after-tax impact of net unrealized gains and losses on derivatives (other than credit impairment adjustments), which principally consist of credit derivatives the Company issues and interest rate swap contracts the Company guarantees, are excluded from operating income (loss) because they are heavily influenced by, and fluctuate, in part according to, market interest rates, credit spreads and other factors that management cannot control or predict. Although the investment of premiums to generate investment income (loss) and realized gains (losses) on investments is an integral part of the Company’s operations, the determination to realize gains (losses) on investments is independent of the underwriting process. In addition, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In this regard, certain users of the Company’s financial information, including certain rating agencies, evaluate earnings before tax and net gains (losses) on investments to understand the profitability of the recurring sources of income without the effects of these two variables. Furthermore, these users believe that, for many companies, the timing of the realization of gains (losses) on investments is largely opportunistic. In addition, with respect to credit derivatives and guaranteed interest rate swap contracts discussed above, because the Company generally holds such contracts to maturity and, accordingly, will not realize the periodic effect of the changes in fair value of these instruments, therefore, the Company excludes such changes from operating income (loss) (similar to other companies in the financial guarantee industry) as the changes in fair value each quarter are not indicative of underlying business performance of our operations. Also, in determining operating income (loss) for the twelve-month period ended December 31, 2007, the Company excluded from operating income (loss) expenses incurred by it in connection with the secondary offering of its common shares by XL Capital Ltd, as such expenses are not related to the conduct of the Company’s business.

Adjusted Book Value

     Adjusted book value (“ABV”) represents GAAP book value attributable to common shareholders plus the after-tax effects of deferred premium revenue, net of prepaid reinsurance premiums and deferred acquisition costs, plus the after-tax effect of the net present value of future installment premiums. Since the Company expects these items to affect future results and, in general, they do not require any additional future performance obligation on the Company's part, ABV provides an indication of the Company's value in the absence of any new business activity. While ABV is not a substitute for GAAP book value, the Company believes the presentation of ABV provides another useful measure of the value of the Company for management, equity analysts and investors. The net present value of future installment premiums included in ABV may differ materially from actual future installment premiums collected due to changes in market interest rates, refinancing activity, pre-payment speeds, defaults and other factors that management cannot control or predict.

     In summary, the Company believes that presenting both GAAP and the aforementioned non-GAAP financial measures enable investors and other users of our financial information to analyze our performance in a manner similar to how our management analyzes performance. Also, as stated above, the Company believes that analysts, investors and rating agencies that follow us (and the financial guarantee insurance industry as a whole) include these items in their analyses for the same reasons previously discussed, and they request that the Company provide this non-GAAP financial information on a regular basis.